                                                                     EXHIBIT 4.2


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

W -- (WarrantNo)

                  ----------------------------------------

                        GULF SOUTH MEDICAL SUPPLY, INC.
                         COMMON STOCK PURCHASE WARRANT

                  ----------------------------------------


         This certifies that, for good and valuable consideration, Gulf South Medical Supply, Inc., a Delaware corporation (the "Company"), grants to (Warrant_Holder) (the "Warrantholder"), the right to subscribe for and purchase from the Company (NoSharesinWords) ((NoSharesinNumbers)) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the purchase price per share of $25.90 (the "Exercise Price"), at any time prior to 5:00 p.m., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth.

         This Warrant was issued in connection with the Stock Purchase Agreement, dated November 19, 1996 (the "Stock Purchase Agreement"), among the Company, Gateway Healthcare Corporation, and North American Fund II, Allied Investment Corporation, Allied Capital Corporation II, Allied Venture Partnership and Gary Nutter (collectively, the "Sellers"), and is subject to the terms thereof. The Warrantholder is entitled to the rights and subject to the obligations contained in the Stock Purchase Agreement relating to this Warrant and the Warrant Shares.

         1.      Duration and Exercise of Warrant.

                 1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

                          (a)     the surrender of this Warrant to the Company,
with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                          (b)     the delivery of payment to the Company, for
the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Stock and at the Exercise Price in effect at the date of such surrender.

                 1.2 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within three Business Days after receipt of the Exercise Form by the Company and payment of the purchase price. No fractional shares shall be issued upon the exercise of this Warrant, provided that the Warrantholder shall receive, in lieu of any fractional shares, cash in an amount equal to the product of the fraction multiplied by the Current Market Price of a share of Common Stock. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

         2.      Restrictions on Transfer; Restrictive Legends.

                 2.1 This Warrant, including the registration rights pursuant to Section 7 hereof, may be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person, subject to compliance with any applicable securities laws.

                 2.2 Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                 Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act,
(ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or
(iii) such Warrant or Warrant Shares are sold in compliance with Rule 144 or Rule 144(k) (or any successor provision then in effect) under the Securities Act, the Company receives customary representations to such effect and the Company receives an opinion of counsel to the Company in customary form that such legend may be removed.

         3.      Reservation and Registration of Shares, Etc.

         The Company covenants and agrees as follows:

                 (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of the issuance of the Warrant Shares hereunder and any transfer occurring contemporaneously with such issue.

                 (b) During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         4.      Loss or Destruction of Warrant.

         Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

         5.      Ownership of Warrant.

         The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         6.      Certain Adjustments.

                 6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                          (a)     Stock Dividends, Splits, Combinations.  If at
any time after the date of the issuance of this Warrant the Company (i) declares a dividend or other distribution payable in shares of Common Stock or securities convertible into Common Stock or subdivides its outstanding shares of Common stock into a larger number or (ii) combines its outstanding shares of Common Stock into a smaller number, then (x) the number of Warrant Shares to be delivered upon exercise of this Warrant will, upon the occurrence of an event set forth in clause (i) above, be increased and, upon the occurrence of an event set forth in clause (ii) above, be decreased so that such Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto and (y) the Exercise Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall be adjusted proportionately by multiplying such Exercise Price by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                          (b)     Distributions of Stock, Other Securities,
Evidence of Indebtedness, Etc. In case the Company shall distribute to the holders of Common Stock shares of its capital stock (other than Common Stock or shares convertible into Common Stock for which adjustment is made under Section 6.1(a)), stock or other securities of the Company or any other Person, evidences of indebtedness issued by the Company or any other Person, assets (excluding cash dividends) or options, warrants or rights to subscribe for or purchase the foregoing, then, and in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors) of the portion of the stock, other securities, evidences of indebtedness so distributed or of such options, warrants or rights applicable to one share of Common Stock (but such numerator shall not be less than one) and (ii) the denominator of which shall be the Current Market Price of the Common Stock on such record date. Such adjustment shall become effective at the opening of business on the Business Day following the record date for the determination of stockholders entitled to such distribution.

                          (c)     Reorganization, Merger, Sale of Assets.  In
case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value), any consolidation or merger of the Company with or into another Person (other than a consolidation or merger of the Company in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) or the sale of all or substantially all of the assets of the Company or another Person, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale had this Warrant been exercised immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this
Section 6 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant.

                          (d)     Carryover.  Notwithstanding any other
provision of this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered, provided however, that, upon exercise of this warrant pursuant to Section 1 hereof, any adjustment called for by Sections 6.2(a), (b) or (c) which has not been made as a result of this Section 6.1(d) shall be made.

                 6.2      No Adjustment for Dividends.  Except as provided in
Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

                 6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares shall be adjusted, as provided in Section 6.1, the Company shall forthwith file, at the principal office of the Company (or at such other place as may be designated by the Company), a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment, the computation by which such adjustment was made and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to the Warrantholder, at such Warrantholder's address as shown in the records of the Company.

         7. Registration Statement. The Company shall file a registration statement with the United States Securities and Exchange Commission within 30 days after the date hereof to effect the registration of the resale of the Warrant Shares under the Securities Act; provided that the Warrantholder shall not sell any Warrant Shares pursuant to such registration statement unless and until it provides to the Company such information as the Company may reasonably request for use in connection with the identification of the Warrantholder as a selling stockholder in such registration statement, or any prospectus included therein, and no such sale shall be made by the Warrantholder pursuant to such registration statement unless and until such information is included by the Company in such registration statement or prospectus. The Company shall in good faith use its reasonable efforts and at its cost to cause such registration statement to be declared effective as promptly as practicable thereafter, to amend such registration statement to include additional or revised information with respect to the selling stockholders and to include in such registration statement the information provided by the Warrantholder as a selling stockholder and shall notify the Warrantholder of the effectiveness thereof and agrees to use its reasonable efforts to maintain the effectiveness of such registration statement until the earliest of (a) such time as all of the Warrant Shares have been sold pursuant to the registration statement, (b) the Warrant expires according to its terms and (c) the date that Rule 144(k) under the Securities Act (or successor provision) is available for the resale of the Warrant Shares, provided that expenses incurred by the Company with respect to any post-effective amendment to include additional or revised information with respect to the selling stockholders shall be paid by such selling stockholders. The Company shall indemnify and hold harmless the Warrantholder, its officers, directors and agents and employees, each person who controls the Warrantholder (within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act) and the officers, directors, agents and employees of any such controlling person, from and against all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Losses") incurred or suffered and arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any such registration statement, or related prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent the same are based upon information furnished in writing to the Company by or on behalf of the Warrantholder expressly for use therein; provided, that the Company shall not be liable to the Warrantholder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) the Warrantholder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Warrantholder of a Warrant Share to the person asserting the claim from which such Losses arise and (ii) the prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B)(i) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, the Warrantholder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of a Warrant Share to the person asserting the claim from which such Losses arise. Promptly after receipt by an indemnified party under Section 7.01 of the Stock Purchase Agreement of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the Company under such Section 7.01 notify the Company in writing of the claim or the commencement of that action. No indemnification provided for in such Section
7.01 shall be available to any party who shall fail to give the notice if the party to whom such notice was not given was unaware of the action, suit or proceeding to which the notice would have related and was prejudiced by the failure to give the notice, but the omission so to notify such indemnifying party of any such notification shall not relieve such indemnifying party from any liability which it may have to the indemnified party otherwise than under such Section 7.01. If any such claim or action shall be brought against an indemnified party, and it shall notify the Company thereof, the Company may, or if the indemnified party requests shall, participate therein and assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the Company to the indemnified party of its election to assume the defense of such claim or action, the Company shall not be liable to the indemnified party under such Section 7.01 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both an indemnified party and the Company and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and for other indemnified parties that are different from or additional to those available to the Company, the indemnified party or parties under such Section
7.01 shall have the right to employ not more than one counsel to represent them and, in that event, the reasonable fees and expenses of not more than one such separate counsel shall be paid by the Company. The Company shall not be liable for any settlement effected without its written consent of any claim or action.

         8.      Amendments.

         Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

         9.      Notices of Corporate Action.

         So long as this Warrant has not been exercised in full, in the event of

                 (a) any taking by the Company of a record of all holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than cash dividends or distributions paid from the retained earnings of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                 (b) any capital reorganization of the Company, any reclassification (other than a change in par value of the Common Stock) or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person; or

                 (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 10 days prior to the date therein specified (unless such date is beyond the control of the Company, in which case, as soon as practicable thereafter, but in no event more than 5 days thereafter), in the case of any date referred to in the foregoing subdivisions (i) and (ii).

         10.     Definitions.

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Business Day" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of Mississippi.

         "Common Stock" has the meaning specified on the cover of this Warrant.

         "Company" has the meaning specified on the cover of this Warrant.

         "Current Market Price" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                                  (i)      If the Common Stock is listed or
         admitted for trading on a national securities exchange (including The Nasdaq Stock Market, Inc.), then the Current Market Price shall be the average of the last 30 "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last 30 trading days prior to the Determination Date, or if not listed or traded on any such exchange, then the Current Market Price shall be the average of the last 30 "daily sales prices" of the Common Stock on the over-the-counter market on the last 30 trading days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

                                  (ii)     If the Common Stock is not so listed
         or admitted to unlisted trading privileges or if no such sale is made on at least 25 of such days, then the Current Market Price shall be as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board of Directors (which determination shall be reasonably described in the written notice delivered to the Warrantholder together with the Common Stock certificates).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, (or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

         "Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

         "Exercise Price" has the meaning specified on the cover of this Warrant.

         "Expiration Date" means January 2, 2002.

         "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Securities Act" has the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "Stock Purchase Agreement" has the meaning specified on the cover of this Warrant.

         "Warrantholder" has the meaning specified on the cover of this Warrant.

         "Warrant Shares" has the meaning specified on the cover of this Warrant.

         11.     Miscellaneous.

                 11.1 Entire Agreement. This Warrant, together with the Stock Purchase Agreement, constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

                 11.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                 11.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                 11.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                 (a)      if to Warrantholder:

                          (Warrant_Holder)
                          (Address)

                          with a copy to:

                          McDermott, Will & Emery
                          227 W. Monroe Ave.
                          Chicago, IL  60606
                          Telecopy:  (312) 984-3669
                          Attention:  Helen Friedli, Esq.

                 (b)      if to the Company:

                          Gulf South Medical Supply, Inc.
                          426 Christine Drive
                          Ridgeland, MS  39157
                          Telecopy:  (601) 853-4801
                          Attention:  Stanton Keith Pritchard, Esq.

                          with a copy to:

                          Testa, Hurwitz & Thibeault, LLP
                          High Street Tower
                          125 High Street
                          Boston, Massachusetts  02110
                          Telecopy:  (617) 248-7100
                          Attention:  William B. Asher, Esq.

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 11.4 designate another address or Person for receipt of notices hereunder.

                 11.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                 11.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                 11.7 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                            GULF SOUTH MEDICAL SUPPLY, INC.


                                            By:
                                               -------------------------------
                                                  Name:
                                                  Title:


Dated:  ______ __, 199_

                                                                       Exhibit A
                                 EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise the right represented by this Warrant, to purchase _____ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Gulf South Medical Supply, Inc. in the amount of $_____ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

         The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:___________
                                     Signature_________________________________

                                      _________________________________________
                                                        (Print Name)

                                      _________________________________________
                                                      (Street Address)

                                      _________________________________________
                                     (City)        (State)        (Zip Code)
Signed in the presence of:


________________________

         NOTE: The above signature must correspond with the name as written upon the face of this Warrant in ever particular way, without any alteration whatsoever.

         Any unexercised Warrants evidenced by the Warrant Certificate are to be issued to:

Name:_______________________ (please print)

Address:_____________________

Taxpayer Identification or Social Security Number:________________